                                                                   EXHIBIT 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                36-0899825
                                              (I.R.S. EMPLOYER
                                              IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS        60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                                  UNOVA, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

      DELAWARE                                          95-4647021
      (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


     360 NORTH CRESCENT DRIVE
     BEVERLY HILLS, CALIFORNIA                          90210
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
            Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 17th day of December, 1997.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            By  /s/ John R. Prendiville

               John R. Prendiville
               Vice President



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                 December 17, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between Unova, Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO

                    By   /s/ John R. Prendiville

                         John R. Prendiville
                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago   Call Date: 09/30/97  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                        Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                   C400
                                                                          DOLLAR AMOUNTS IN                       --------
                                                                              THOUSANDS                  RCFD    BIL MIL THOU
                                                                             ------------                ----    ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)............                                 0081    4,499,157   1.a.
     b. Interest-bearing balances(2).....................................                                 0071    6,967,103   1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)........                                 1754            0   2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D).....                                 1773    5,251,713   2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell..............................................................                                 1350    5,561,976     3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)...............................................................   RCFD 2122 24,171,565                              4.a.
     b. LESS: Allowance for loan and lease losses........................   RCFD 3123    419,216                              4.b.
     c. LESS: Allocated transfer risk reserve............................   RCFD 3128          0                              4.c.
     d. Loans and leases, net of unearned income, allowance, and
     reserve (item 4.a minus 4.b and 4.c)................................                                 2125   23,752,349   4.d.
5.   Trading assets (from Schedule RD-D).................................                                 3545    6,238,805    5.
6.   Premises and fixed assets (including capitalized leases)............                                 2145      717,303    6.
7.   Other real estate owned (from Schedule RC-M)........................                                 2150        7,187    7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)......................................                                 2130       77,115    8.
9.   Customers' liability to this bank on acceptances outstanding........                                 2155      614,921    9.
10.  Intangible assets (from Schedule RC-M)..............................                                 2143      277,105    10.
11.  Other assets (from Schedule RC-F)...................................                                 2160    2,147,141    11.
12.  Total assets (sum of items 1 through 11)............................                                 2170   56,108,875    12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:           The First National Bank of Chicago      Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303                                               Page RC-2
City, State Zip                Chicago, IL  60670
FDIC Certificate:              0/3/6/1/8
                               ---------

SCHEDULE RC-CONTINUED

                                                                         DOLLAR AMOUNTS IN
                                                                            Thousands                          BIL MIL THOU
                                                                        -----------------                      ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
     from Schedule RC-E, part 1)                                                                 RCON 2200      21,496,468    13.a
     (1) Noninterest-bearing(1)                                          RCON 6631  8,918,843                                 13.a.1

     (2) Interest-bearing                                                RCON 6636 12,577,625                                 13.a.2

     b. In foreign offices, Edge and Agreement subsidiaries, and
     IBFs (from Schedule RC-E, part II)                                                          RCFN 2200      14,164,129    13.b.
     (1) Noninterest bearing                                             RCFN 6631    352,399                                 13.b.1

     (2) Interest-bearing                                                RCFN 6636 13,811,730                                 13.b.2

14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                              RCFD 2800       3,894,469    14
15.  a. Demand notes issued to the U.S. Treasury                                                 RCON 2840          68,268    15.a
     b. Trading Liabilities(from Schedule RC-D)...........                                       RCFD 3548       5,247,232    15.b
16.  Other borrowed money:
     a. With a remaining  maturity of one year or less                                           RCFD 2332       2,608,057    16.a
     b. With a remaining  maturity of than one year through three years                               A547         379,893    16.b
     c.  With a remaining maturity of more than three years............                               A548         323,042    16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                                     RCFD 2920         614,921    18
19.  Subordinated notes and debentures (2)                                                       RCFD 3200       1,700,000    19
20.  Other liabilities (from Schedule RC-G)                                                      RCFD 2930       1,222,121    20
21.  Total liabilities (sum of items 13 through 20)                                              RCFD 2948      51,718,600    21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                               RCFD 3838               0    23
24.  Common stock                                                                                RCFD 3230         200,858    24
25.  Surplus (exclude all surplus related to preferred stock)                                    RCFD 3839       2,989,408    25
26.  a. Undivided profits and capital reserves                                                   RCFD 3632       1,175,518    26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                               RCFD 8434          26,750    26.b.
27.  Cumulative foreign currency translation adjustments                                         RCFD 3284          (2,259)   27
28.  Total equity capital (sum of items 23 through 27)                                           RCFD 3210       4,390,275    28
29.  Total liabilities and equity capital (sum of items 21 and 28)                               RCFD 3300      56,108,875    29


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external


                                                                                                        NUMBER
auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724......[       N/A          ]     M.1


1 = Independent audit of the bank conducted in accordance         4. =   Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank            authority)

2 = Independent audit of the bank's parent holding company         5 =   Review of the bank's financial statements by  external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which          6 =   Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                 auditors
    (but not on the bank separately)                               7 =   Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 =   No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.